   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2000
                                                     REGISTRATION NO. 333-03669

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             DELHAIZE AMERICA, INC.
             (Exact Name of Registrant as specified in its charter)

       NORTH CAROLINA                                     56-0660192
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                            ------------------------
                                 P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                        SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
         (Address, including zip code, of principal executive offices)
                              --------------------
             1996 EMPLOYEE STOCK INCENTIVE PLAN OF FOOD LION, INC.
                            (Full title of the plan)
                              --------------------
                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                                 P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                        SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
(Name, address and telephone number, including area code, of agent for service)

                              --------------------

                                    COPY TO:
                                STEPHEN E. OLDER
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 872-1000

                              --------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
TITLE OF SECURITIES             AMOUNT TO BE      PROPOSED MAXIMUM               PROPOSED MAXIMUM              AMOUNT OF
TO BE REGISTERED                REGISTERED        OFFERING PRICE PER SHARE       AGGREGATE OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A common stock, par          (1)                    (1)                             (1)                         (1)
value $0.50 per share
=================================================================================================================================

(1) No additional shares of Class A common stock are being registered. Registration fees for the shares of Class A common stock available for issuance under the 1996 Employee Stock Incentive Plan of Food Lion, Inc. were paid when the original Form S-8 Registration Statement (File No. 333-03669) was filed with the Securities and Exchange Commission on May 14, 1996. Therefore, no further registration fee is required.

                   AMENDMENT OF PRIOR REGISTRATION STATEMENT

         Delhaize America, Inc., a North Carolina corporation formerly known as Food Lion, Inc. ("Delhaize America" or the "Registrant"), filed a Registration Statement on Form S-8 (File No. 333-03669) on May 14, 1996 to register shares of the Registrant's Class A common stock, par value $0.50 per share (the "Class A Common Stock"), for offer and sale pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "Prior Plan"). The Registrant adopted a new stock incentive plan, the Delhaize America, Inc. 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"), effective March 27, 2000.

         The Registrant's Form S-8 Registration Statement (File No. 333-03669) filed with the Commission on May 14, 1996 is hereby amended as follows: (a) up to 1,210,392 shares available for issuance but not issued or subject to outstanding options as of March 27, 2000 under the Registrant's Prior Plan will no longer be issued under the Prior Plan but may be issued under the Registrant's 2000 Stock Incentive Plan; and (b) up to 1,491,528 shares currently subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) will no longer be available for issuance under the Prior Plan but will be available for issuance under the Registrant's 2000 Stock Incentive Plan (the "Carried Forward Shares").

         Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-03669), the
Registrant is filing a Registration Statement on Form S-8 to register shares of Class A Common Stock for offer or sale pursuant to the 2000 Stock Incentive Plan, including but not limited to the Carried Forward Shares. Accordingly, in accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and General Instruction E to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the Prior Plan to the 2000 Stock Incentive Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 (File No. 333-03669) previously filed for the Prior Plan, to the Registration Statement on Form S-8 for the 2000 Stock Incentive Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

         The contents of the Form S-8 Registration Statement (File No. 333-03669) filed May 14, 1996 referred to above are incorporated by reference into this Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-03669).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         A list of exhibits included as part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-03669) is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to form S-8 Registration Statement (File No. 333-03669) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on September 25, 2000.

                                     DELHAIZE AMERICA, INC.

                                     By: /s/ R. William McCanless
                                         ---------------------------------------
                                         R. William McCanless
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Delhaize America, Inc. hereby constitutes and appoints R. William McCanless and Michael R. Waller, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 333-03669) under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 333-03669) has been signed by the following persons in the capacities indicated on September 25, 2000.

              SIGNATURE                                   TITLE

       /s/ R. William McCanless          President and Chief Executive Officer,
       ------------------------                         Director
         R. William McCanless                 (Principal Executive Officer)

      /s/ Pierre-Olivier Beckers             Chairman of the Board, Director
      --------------------------
        Pierre-Olivier Beckers

   /s/ Dr. Jacqueline K. Collamore                      Director
   -------------------------------
     Dr. Jacqueline K. Collamore

/s/ Jean-Claude Coppieters t' Wallant                   Director
-------------------------------------
  Jean-Claude Coppieters t' Wallant

          /s/ Pierre Dumont                             Director
          -----------------
            Pierre Dumont

        /s/ Hugh G. Farrington                   Vice Chairman, Director
        ----------------------
          Hugh G. Farrington

       /s/ William G. Ferguson                          Director
       -----------------------
         William G. Ferguson

     /s/ Dr. Bernard W. Franklin                        Director
     ---------------------------
       Dr. Bernard W. Franklin

        /s/ Margaret H. Kluttz                          Director
        ----------------------
          Margaret H. Kluttz

         /s/ Dominique Raquez                           Director
         --------------------
           Dominique Raquez

          /s/ Laura Kendall                    Vice President of Finance,
          -----------------                     Chief Financial Officer
            Laura Kendall                    (Principal Accounting Officer)

                               INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 333-03669):

     EXHIBIT
     NUMBER                                 EXHIBIT
     ------                                 -------

*        4.1      1996 Employee Stock Incentive Plan of Food Lion, Inc.

         4.2 Articles of Incorporation, together with all amendments thereto (through May 5, 1988), which are incorporated by reference to Exhibit 3(a) to Delhaize America's Annual Report on Form 10-K dated March 24, 1992

         4.3 Articles of Amendment to Articles of Incorporation, which are incorporated by reference to Exhibit 3.1 to the Company's
                  Current Report on Form 8-K dated September 7, 1999

         4.4 Bylaws of the Company effective September 7, 1999, which are incorporated by reference to Exhibit 3.2 of the Company's
                  Current Report on Form 8-K dated September 7, 1999

*        5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the
                  legality of the Class A Common Stock being registered

*        23.1     The consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  (included in its opinion filed as Exhibit 5.1)

         23.2     Consent of Independent Accountants, PricewaterhouseCoopers
                  LLP

         24.1 Power of Attorney (included in the signature page of this Registration Statement)

-------------------
* Previously filed as exhibits to the Form S-8 Registration Statement filed with the Commission on May 14, 1996 (File No. 333-03669).